FOR IMMEDIATE RELEASE                                Exhibit 99.1

Inseego Announces Sale of Ctrack South Africa Operations
Repositions Company as a Pure Play 5G Solutions Provider

SAN DIEGO – (FEB 24, 2021) – BUSINESS WIRE - Inseego Corp. (Nasdaq: INSG), a leader in 5G and intelligent IoT device-to-cloud solutions, today announced it has entered into a definitive agreement under which an affiliate of Convergence Partners ("Convergence"), an investment management firm focused on the technology, media and telecom sector in Africa, will acquire the South African operations of Ctrack for approximately 529 million South African Rand (ZAR) (approximately $36.2 million USD based on an exchange rate of 14.62 ZAR to USD) in an all-cash transaction.

“The sale of our South African Ctrack operations is part of Inseego’s strategy to focus solely on target markets that are closely aligned with the growth of our 5G business,” said Inseego Chairman and CEO Dan Mondor. “The proceeds further strengthen our balance sheet and increases liquidity to address our growing 5G pipeline.

“The geographical alignment of all our business units is one of the final steps in the remaking of Inseego into a 5G pure play. We believe the telematics business is an important anchor for both our 5G and our enterprise initiatives going forward. Retaining critical infrastructure, headcount and customer relationships in the Ctrack international markets directly aligns with our 5G initiatives.”

The transaction is subject to receipt of regulatory approvals and other closing conditions and is expected to close during the second quarter of 2021. The initial purchase price is subject to various working capital and other customary adjustments.

About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is an industry leader in smart device-to-cloud solutions that extend the 5G network edge, enabling broader 5G coverage, multi-gigabit data speeds, low latency and strong security to deliver highly reliable internet access. Our innovative mobile broadband, fixed wireless access (FWA) solutions, and software platform incorporate the most advanced technologies (including 5G, 4G LTE, Wi-

Fi 6 and others) into a wide range of products that provide robust connectivity indoors, outdoors and in the harshest industrial environments. Designed and developed in the USA, Inseego products and SaaS solutions build on the company’s patented technologies to provide the highest quality wireless connectivity for service providers, enterprises, and government entities worldwide. www.inseego.com #Putting5GtoWork

Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to the Share Purchase Agreement, our future business outlook, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations. Factors that could cause actual results to differ materially from the Company’s expectations include: (1) dependence on third-parties with respect to closing conditions; (2) regulatory approvals; (3) the impact of fluctuations of foreign currency exchange rates; (4) the Buyer’s ability to complete its financing; and (14) changes in the Company’s business and results of operations.

©2021 Inseego Corp. All rights reserved.

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Media contact:
Anette Gaven
Tel: +1 (619) 993-3058
Email: Anette.Gaven@inseego.com

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Investor Relations contact:
Joo-Hun Kim, MKR Group
Tel: +1 (212) 868-6760
Email: joohunkim@mkrir.com